Registration No. 333-

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     _______________________

                       ENTERGY CORPORATION
     (Exact name of Registrant as specified in its charter)

           Delaware                      72-1229752
 (State or other jurisdiction         (I.R.S. Employer
      of Incorporation or          Identification Number)
         organization)
                                            70113
       639 Loyola Avenue                 (Zip Code)
    New Orleans, Louisiana
     (Address of principal
      executive offices)

      THE ENTERGY CORPORATION DISCOUNT STOCK PURCHASE PLAN
          FOR INDIAN POINT 2 UWUA BARGAINING EMPLOYEES

                    (Full title of the plan)
               ___________________________________

        C. John Wilder                John M. Adams, Jr., Esq.
   Executive Vice President           Associate General Counsel
  and Chief Financial Officer         Corporate and Securities
      Entergy Corporation             Entergy Service, Inc.
       639 Loyola Avenue                 639 Loyola Avenue
 New Orleans, Louisiana 70113      New Orleans, Louisiana 70113
        (504) 576-3391                   (504) 576-2095

(Names, addresses and telephone numbers, including area code, of agents for service)

                 CALCULATION OF REGISTRATION FEE

                                Proposed   Proposed
                                 Maximum    Maximum
                      Amount    Offering   Aggregate  Amount
 Title of              to be    Price Per  Offering     of
 Securities         Registered  Share (1)  Price (1) Registration Fee
 to be Registered


 Common Stock, $.01   100,000
 par value            Shares     $39.40    $3,940,000   $985


(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high ($39.75) and low ($39.05) prices paid for a share of Entergy Corporation Common Stock on August 28, 2001 as reported on the New York Stock Exchange Composite Transactions Tape.


                         EXPLANTORY NOTE



  PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing information specified in Part I of this Registration Statement on Form S-8 (the "Registration Statement") have been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not being filed with the Commission but constitute (along with documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part  II  hereof)  a  prospectus that meets the  requirements  of
Section 10(a) of the Securities Act.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFEENCE

          The following documents filed with the Securities and Exchange Commission by Entergy Corporation ("Entergy") are incorporated by reference herein:

                    (i)  Annual Report on Form 10-K, as amended,
               of Entergy for the fiscal year ended December 31, 2000;

                    (ii) Quarterly 2001 Reports on Form 10-Q of
               Entergy for the fiscal quarters ended March 31, 2001 and June 30, 2001;

                    (iii)     Current Reports on Form 8-K of
               Entergy dated and January 9, 2001; February 1, 2001; March 19, 2001; April 2, 2001; April 3,
               2001; April 25, 2001; July 5, 2001 (3 separate 8-K
               filings); July 31, 2001, August 13, 2001 and
               August 15, 2001;

                    (iv) The Description of Entergy's Common
               Stock, ("Common Stock"), set forth in Entergy's
               Registration Statement on Form S-4, File No. 33-
               54298.

                    Any documents subsequently filed by Entergy pursuant to Section 13 (a), 13 (c), 14 or 15 (d) of the Exchange
Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTON OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Entergy's certificate of incorporation provides that to the fullest extent authorized or permitted by Delaware General Corporation Law, no director of Entergy's shall be personally liable to Entergy or its shareholders for monetary damages for breach of fiduciary duty as a director.

     Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Entergy Certificate of Incorporation or Bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

     Under Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

     The Entergy Certificate of Incorporation provides for the indemnification and advancement of expenses to the fullest extent permitted by law to any director or officer. However, Entergy will not indemnify a director or officer who commences any proceeding, unless the commencement of that proceeding is approved by the board of directors.

     Entergy has insurance covering expenditures that might arise in connection with our lawful indemnification of our directors
and officers for certain liabilities and expenses.   Entergy's
directors and officers also have the benefit of insurance against certain other liabilities and expenses.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable

Item 8.   EXHIBITS


    10    The Entergy Corporation Discount Stock
          Purchase Plan for Indian Point 2 UWUA Bargaining
          Employees

    23    Consents of experts and counsel:

            - Consent of PricewaterhouseCoopers LLP

Item 9.   UNDERTAKINGS

(a)       The undersigned registrant hereby undertakes:

                    (1)  To file, during any period in which
               offers or sales are being made, a post-effective amendment to the registration statement:

                    (i)  To include any prospectus required by
               Section 10 (a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                        POWER OF ATTORNEY

          Each director and officer of the issuer whose signature appears below hereby appoints Nathan E. Langston and John M. Adams, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement and the issuer hereby also appoints Nathan E. Langston and John M. Adams, Jr., and each of them severally, as its attorney-in-fact with like authority to sign and file such amendments in its name and behalf.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 4th day of September, 2001.

                             ENTERGY CORPORATION


                             By:     /s/ C. John Wilder
                                       C. John Wilder
                                  Executive Vice President
                                     and Chief Financial
                                           Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                    Title                 Date


/s/ Robert v.d. Luft     Chairman of the Board     September 4, 2001
Robert v.d. Luft


/s/ Wayne Leonard            Director and          September 4, 2001
Wayne Leonard           Chief Executive Officer


/s/ C. John Wilder     Executive Vice President    September 4, 2001
C. John Wilder            and Chief Financial
                                Officer


/s/ Nathan E. Langston    Vice President and       September 4, 2001
Nathan E. Langston     Chief Accounting Officer


/s/ Maureen S. Bateman         Director            September 4, 2001
Maureen S. Bateman


/s/ W. Frank Blount            Director            September 4, 2001
W. Frank Blount


/s/ George W. Davis            Director            September 4, 2001
George W. Davis


                               Director           _________________
Simon D. DeBree


/s/ Norman C. Francis          Director            September 4, 2001
Norman C. Francis


/s/ Kathleen A. Murphy         Director            September 4, 2001
Kathleen A. Murphy


                               Director           _________________
Paul W. Murrill


/s/ James R. Nichols           Director            September 4, 2001
James R. Nichols


                               Director           _________________
William A. Percy, II


/s/ Dennis H. Reilley          Director            September 4, 2001
Dennis H. Reilley


                               Director           _________________
Wm. Clifford Smith


/s/ Bismark A. Steinhagen      Director            September 4, 2001
Bismark A. Steinhagen